PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2012

NEW YORK, NY -- (Marketwire - February 06, 2013) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its first fiscal quarter ended December 31, 2012.

HIGHLIGHTS
Quarter Ended December 31, 2012
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $ 1,064.4
  Net assets                                                      $   688.5
  Net asset value per share                                       $   10.38

Credit Facility (cost $211.5)                                     $   211.5
SBA debentures                                                    $   150.0

Yield on debt investments at quarter-end                               13.3%

Operating Results:
  Net investment income                                           $    18.2
  Net investment income per share                                 $    0.28
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of investments                                        $   168.4
  Sales and repayments of investments                             $   110.8

  Number of new portfolio companies invested                              5
  Number of existing portfolio companies invested                         7
  Number of portfolio companies at quarter-end                           56

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 7, 2013

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 7, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 287-5529 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2131. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 21, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2035347.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2012, our portfolio totaled $1,064.4 million and consisted of $312.7 million of senior secured loans, $212.8 million of second lien secured debt, $411.0 million of subordinated debt and $127.9 million of preferred and common equity investments. Our debt portfolio consisted of 66% fixed-rate and 34% variable-rate investments (including 29% with a London Interbank Offered Rate, or LIBOR, or prime floor). Our overall portfolio consisted of 56 companies with an average investment size of $19.0 million, a weighted average yield on debt investments of 13.3%, and was invested 29% in senior secured loans, 20% in second lien secured debt, 39% in subordinated debt and 12% in preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $990.5 million and consisted of $291.7 million of senior secured loans, $191.3 million of second lien secured debt, $400.7 million of subordinated debt and $106.8 million of preferred and common equity investments. Our debt portfolio consisted of 69% fixed-rate and 31% variable-rate investments (including 26% with a LIBOR or prime floor). As of September 30, 2012, we had one non-accrual debt investment, representing 3.2% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Our overall portfolio consisted of 54 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2%, and was invested 30% in senior secured loans, 19% in second lien secured debt, 40% in subordinated debt and 11% in preferred and common equity investments.

For the three months ended December 31, 2012, we invested $168.4 million in five new and seven existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the three months ended December 31, 2012 totaled $110.8 million.

For the three months ended December 31, 2011, we invested $43.0 million in one new portfolio company and seven existing portfolio companies with a weighted average yield on debt investments of 16.4%. Sales and repayments of investments for the three months ended December 31, 2011 totaled $69.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2012 and 2011.

Investment Income
Investment income for the three months ended December 31, 2012 was $33.0 million and was primarily attributable to $8.8 million from senior secured loans, $6.4 million from second lien secured debt investments, $16.5 million from subordinated debt investments and $1.3 million from common equity investments. This compares to investment income for the three months ended December 31, 2011, which was $26.8 million, and was primarily attributable to $11.0 million from senior secured loans, $4.1 million from second lien secured debt investments and $11.7 million from subordinated debt investments. The increase in investment income compared with the same period in the prior year is due to the growth of our portfolio.

Expenses
Expenses for the three months ended December 31, 2012 totaled $14.8 million. Base management fees for the same period totaled $5.1 million, performance-based incentive fees totaled $4.5 million, our senior secured revolving credit facility, or the Credit Facility, and Small Business Administration, or SBA, debentures related interest and expenses totaled $3.1 million, general and administrative expenses and excise tax totaled $2.1 million. This compares to expenses for the three months ended December 31, 2011, which totaled $11.8 million. Base management fees for the same period totaled $4.0 million, performance-based incentive fees totaled $3.7 million, Credit Facility and SBA debentures related interest and expenses totaled $2.4 million, general and administrative expenses totaled $1.7 million. The increase in expenses is due to the growth of the portfolio as well as the higher cost of debt capital.

Net Investment Income
Net investment income totaled $18.2 million, or $0.28 per share, for the three months ended December 31, 2012, and $15.0 million, or $0.33 per share, for the three months ended December 31, 2011. The increase in net investment income over the prior period was due to the growth of our portfolio. The decrease in per share net investment income over the prior period was the result of issuance of shares.

Net Realized Gains or Losses
Sales and repayments of investments for the three months ended December 31, 2012 totaled $110.8 million and realized gains totaled $0.9 million. Sales and repayments of investments totaled $69.3 million and net realized gains totaled $8.0 million for the three months ended December 31, 2011.

Unrealized Appreciation or Depreciation on Investments and Credit Facility
For both the three months ended December 31, 2012 and 2011, we reported unrealized appreciation on investments of $10.0 million. As of December 31, 2012 and September 30, 2012, net unrealized depreciation on investments totaled $8.1 million and $18.1 million, respectively. The change in unrealized depreciation on investments from September 30, 2012 to December 31, 2012 was the result of the realization of unrealized gains upon exiting our investments and changes in market values.

For the three months ended December 31, 2012 and 2011 our Credit Facility value increased by $0.5 million and $1.1 million, respectively. The change from the prior period was primarily the result of the renewal of the Credit Facility. As of December 31, 2012 and September 30, 2012, net unrealized depreciation on our Credit Facility totaled zero and $0.5 million, respectively. Net change in unrealized appreciation on the Credit Facility over the prior year was due to changes in the leveraged finance markets.

Net Increase in Net Assets Resulting from Operations
Net increase in net assets resulting from operations totaled $28.5 million, or $0.44 per share, for the three months ended December 31, 2012. This compares to a net increase in net assets resulting from operations which totaled $15.8 million, or $0.34 per share, for the three months ended December 31, 2011. This increase in net assets resulting from operations compared to the prior period was due to the continued growth in net investment income as a result of growing our portfolio and appreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, our Credit Facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2012 and September 30, 2012, we had $211.5 million and $145.0 million (including a temporary draw of $35.5 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.00% and 3.49%, respectively, exclusive of the fee on undrawn commitments of 0.50%.

As of December 31, 2012 and September 30, 2012, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance discount of 2.43%. Both fees are being amortized over the lives of the loans.

Our operating activities used cash of $35.8 million for the three months ended December 31, 2012, primarily for net purchases of investments. Our financing activities provided cash of $59.5 million for the same period, primarily from net borrowings under our Credit Facility and proceeds from our capital stock offering.

Our operating activities provided cash of $31.7 million for the three months ended December 31, 2011, primarily from net proceeds from the disposition of investments. Our financing activities used cash of $61.2 million for the same period, primarily from net repayments under our Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2012 and 2011, we declared dividends of $0.28 and $0.28 per share, respectively, for total dividends of $18.6 million and $12.8 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

RECENT DEVELOPMENTS

On January 22, 2013, we issued $67.5 million in aggregate principal amount of 6.25% senior notes due 2025 for net proceeds of $65.2 million (the "2025 Notes") after underwriting discounts and offering costs. Interest on the 2025 Notes is paid quarterly on February 1, May 1, August 1 and November 1, at a rate of 6.25% per year, commencing on May 1, 2013. The 2025 Notes mature on February 1, 2025. We may redeem the Notes in whole or in part at any time or from time to time on or after February 1, 2016. The 2025 Notes are general, unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The proceeds from the sale of the 2025 Notes are being used to repay indebtedness owed under the Credit Facility, to invest in new or existing portfolio companies, or for other general corporate or strategic purposes.

Effective January 24, 2013, our wholly-owned subsidiary, PennantPark SBIC II LP, received a license from the SBA to operate as a small business investment company ("SBIC") under the Small Business Investment Act of 1958, as amended. As an SBIC, PennantPark SBIC II LP will be subject to a variety of regulations and oversight by the SBA concerning, among other things, the size and nature of the companies in which it may invest as well as the structure of those investments.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the Securities and Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             December 31,    September 30,
                                                 2012             2012
                                           ---------------  ---------------
                                             (unaudited)
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost--
   $902,897,172 and $871,867,953,
   respectively)                           $   931,419,104  $   871,892,745
  Non-controlled, affiliated investments,
   at fair value (cost--$105,925,644 and
   $72,576,858, respectively)                   93,671,686       80,955,257
  Controlled, affiliated investments, at
   fair value (cost--$63,680,393 and
   $64,167,051, respectively)                   39,316,805       37,631,708
                                           ---------------  ---------------
  Total of investments, at fair value
   (cost - $1,072,503,209 and
   $1,008,611,862, respectively)             1,064,407,595      990,479,710
Cash equivalents                                31,291,517        7,559,453
Interest receivable                             10,815,263       14,928,862
Prepaid expenses and other assets                5,635,205        5,999,506
                                           ---------------  ---------------
    Total assets                             1,112,149,580    1,018,967,531
                                           ===============  ===============
Liabilities
Distributions payable                           18,579,935       15,824,061
Payable for investments purchased                1,357,840               --
Unfunded investments                            26,801,667       26,935,270
Credit Facility payable (cost--
 $211,500,000 and $145,000,000,
 respectively)                                 211,500,000      144,452,500
SBA debentures payable (cost--
 $150,000,000)                                 150,000,000      150,000,000
Interest payable on Credit Facility and
 SBA debentures                                  2,451,109          854,725
Management fee payable                           5,128,611        4,791,913
Performance-based incentive fee payable          4,545,254        4,206,989
Accrued other expenses                           3,282,743        2,185,026
                                           ---------------  ---------------
    Total liabilities                          423,647,159      349,250,484
                                           ===============  ===============
Net assets
Common stock, 66,356,911 and 65,514,503
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                 66,356           65,514
Paid-in capital in excess of par value         753,528,106      744,704,825
Undistributed net investment income              2,405,478        2,804,397
Accumulated net realized loss on
 investments                                   (59,401,905)     (60,273,037)
Net unrealized depreciation on investments      (8,095,614)     (18,132,152)
Net unrealized depreciation on Credit
 Facility                                               --          547,500
                                           ---------------  ---------------
    Total net assets                       $   688,502,421  $   669,717,047
                                           ===============  ===============
    Total liabilities and net assets       $ 1,112,149,580  $ 1,018,967,531
                                           ===============  ===============
Net asset value per share                  $         10.38  $         10.22
                                           ===============  ===============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                     Three months ended
                                                        December 31,
                                                 --------------------------
                                                     2012          2011
                                                 ------------  ------------
Investment income:
From non-controlled, non-affiliated investments:
  Interest                                       $ 25,768,617  $ 24,020,424
  Other income and dividends                        4,366,274     1,870,514
From non-controlled, affiliated investments:
  Interest                                          1,392,503       572,931
  Other income                                        227,800            --
From controlled, affiliated investments:
  Interest                                          1,202,707       374,889
                                                 ------------  ------------
    Total investment income                        32,957,901    26,838,758
                                                 ------------  ------------
Expenses:
  Base management fee                               5,128,611     4,043,281
  Performance-based incentive fee                   4,545,254     3,749,128
  Interest and expenses on Credit Facility and
   SBA debentures                                   3,094,865     2,375,123
  Administrative services expenses                  1,172,322       797,353
  Other general and administrative expenses           760,532       842,345
                                                 ------------  ------------
  Expenses before excise taxes                     14,701,584    11,807,230
  Excise tax                                           75,301        35,000
                                                 ------------  ------------
  Total expenses                                   14,776,885    11,842,230
                                                 ------------  ------------
  Net investment income                            18,181,016    14,996,528
                                                 ------------  ------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain (loss) on non-controlled, non-
 affiliated investments                               871,132    (8,029,555)
  Net change in unrealized appreciation
   (depreciation) on:
  Non-controlled, non-affiliated investments        6,062,321     8,064,782
  Non-controlled and controlled, affiliated
   investments                                      3,974,217     1,961,644
  Credit Facility (appreciation)                     (547,500)   (1,147,875)
                                                 ------------  ------------
  Net change in unrealized appreciation             9,489,038     8,878,551
                                                 ------------  ------------
Net realized and unrealized gain from
 investments and Credit Facility                   10,360,170       848,996
                                                 ------------  ------------
Net increase in net assets resulting from
 operations                                      $ 28,541,186  $ 15,845,524
                                                 ============  ============
Net increase in net assets resulting from
 operations per common share basic and diluted   $       0.44  $       0.34
                                                 ------------  ------------
Net investment income per common share           $       0.28  $       0.33
                                                 ------------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com